UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                     July 24, 2017

Can-Cal Resources Ltd.

(Exact name of registrant as specified in its charter)

Nevada	0-26669	86-0865852
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 302, 4820 - 50th Avenue, Red Deer, Alberta, Canada	T4N 4A4
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(403) 342-6221

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4©)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events

Current Law Suit

At a meeting of the Board of Directors of Can-Cal (the “Board”) held on Friday, July 21, 2017, the Board resolved to continue to defend and to seek the dismissal of the current United States derivative law suit filed by 39 Can-Cal shareholders against Can-Cal, several former directors of Can-Cal, Candeo Lava Products Inc. and FutureWorth Capital Corp.

Shareholder Meeting

At the same meeting, the Board passed a motion setting the date for the next meeting of the shareholders of Can-Cal (“Shareholder Meeting”). The Shareholder Meeting will be held on Thursday December 14, 2017 in Red Deer, Alberta, Canada at a time and location to be determined. Can-Cal will be preparing and mailing to Can-Cal shareholders a proxy statement with financial statements as required prior to the Shareholder Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Can-Cal Resources Ltd.
(Registrant)

Date July 24, 2017
	By:	/s/ Casey Douglass
(Signature)

	Name:	Casey Douglass
	Title:	Chairman of the Board of Directors

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